                                                                    EXHIBIT 99.1

FOR IMMEDIATE RELEASE

LAMSON & SESSIONS REPORTS STRONG THIRD QUARTER EARNINGS PERFORMANCE

     - NET SALES ROSE 22.1 PERCENT TO A RECORD $128.1 MILLION IN THE THIRD QUARTER OF 2005

     - DILUTED EARNINGS PER SHARE INCREASED TO 35 CENTS IN THE THIRD QUARTER OF 2005 VS. 6 CENTS IN THIRD QUARTER OF 2004

     - DEBT WAS REDUCED $18 MILLION IN THE THIRD QUARTER DUE TO STRONG OPERATING CASH FLOW

     -    INVENTORY TURNS REACHED A RECORD 8.8 TIMES

     -    COMPANY RAISES FOURTH QUARTER EARNINGS ESTIMATE TO 30-33 CENTS PER
          SHARE

     CLEVELAND, Ohio, October 27, 2005 - Lamson & Sessions (NYSE:LMS) today announced that the Company's net sales for the third quarter reached a record $128.1 million, an increase of 22.1 percent over the $104.9 million reported in the third quarter of 2004. All three of the Company's business segments experienced double-digit net sales growth in the quarter as sales order activity in the Company's key end markets continued to exhibit strength and resilience.

     As a result of the increased net sales, the Company's net income rose to $5.4 million, or 35 cents per diluted share, which is an increase of more than five times the $833,000 or 6 cents per diluted share, reported in the third quarter of 2004. The results for the prior-year third quarter included charges for a litigation settlement and plant closure expenses which totaled approximately $1.28 million (net of tax), or 9 cents per diluted share

     Operating expenses were $12.6 million in the third quarter of 2005, an increase of $1.0 million, or 8.4 percent, over the third quarter of 2004 due to the rise in business activity. However, the operating expenses decreased as a percentage of sales to 9.8 percent, compared with the 11.0 percent reported in the third quarter of 2004.

     "We are pleased to see the continued strength in our key end markets which improved substantially late in the quarter," said John B. Schulze, Chairman, President and Chief Executive Officer. "This, along with the efficiency improvements we have implemented in recent years, allowed us to achieve these encouraging results."

Business Segments:

     The Carlon business segment reported net sales of $58.8 million in the third quarter of 2005, an increase of 13.5 percent over the $51.9 million reported in the third quarter of 2004. Carlon benefited from strengthening conditions in non-residential construction and a continuation of favorable trends in residential construction. Meanwhile, activity in the telecommunications infrastructure market moderated as expected during the quarter. Operating income for Carlon improved to $8.7 million, or 14.8 percent of net sales, in the third quarter of 2005 compared with $4.6 million, or 8.8 percent of net sales, in the third quarter of 2004. This improvement reflects a combination of higher selling prices, increased unit demand and improved product mix.

     The Lamson Home Products (LHP) business segment reported net sales of $28.3 million in the third quarter of 2005, an increase of $5.8 million, or 25.6 percent, over the $22.5 million reported in the third quarter of 2004. Lamson Home Products continued to benefit from strong underlying growth trends in the residential construction and home improvement markets along with additional new LHP product introductions at several key retail store chains. Operating income for LHP increased to $4.3 million, or 15.3 percent of net sales, compared with $1.4 million, or 6.4 percent of net sales reported in the third quarter of 2004. The improvement in operating earnings was attributable to higher selling prices implemented to recover higher raw material costs, along with new product introductions and stronger unit demand.

     The PVC Pipe business segment experienced a surge in demand late in the third quarter of 2005, which led to net sales of $40.9 million, an increase of
34.0 percent over the $30.5 million reported in the third quarter of 2004. In the aftermath of the Gulf Coast hurricanes late in the third quarter, concerns over rising resin and energy costs, coupled with low inventories and raw material shortages, resulted in rapidly escalating sales order patterns. In addition, non-residential construction demand has begun to improve and residential construction remains very resilient. The PVC Pipe business segment reported an operating loss of $892,000 for the third quarter of 2005, compared with an operating loss of $597,000 in the third quarter of 2004. This result reflects some of the process control issues and higher material scrap rates incurred earlier in the third quarter of 2005 previously disclosed, as well as higher raw material costs. The Company has addressed the process control issues, but higher-than-normal material scrap rates will continue until new equipment can be obtained to resolve these issues over the next two quarters. The Company has implemented several selling price increases in the PVC Pipe segment to recover the significant increases


                                     2 of 9
in the cost of polyvinyl chloride (PVC) and high density polyethylene (HDPE) resins, as well as various additives and energy costs.

Year-to-Date Results:

     For the first nine months of 2005, the Company's net sales totaled $350.9 million, an increase of 21.0 percent over the $290.1 million reported for the first nine months of 2004. Net income for the first nine months of 2005 totaled $12.8 million, or 86 cents per diluted share, compared with $5.3 million, or 35 cents per diluted share, from continuing operations reported for the first nine months of 2004.

     All three of the Company's business segments reported net sales growth in excess of 18 percent for the first nine months of 2005, compared with the prior-year period, for essentially the same reasons as noted above in the discussion of the segments' third quarter 2005 performance. Carlon's net sales rose to $165.0 million, or 18.3 percent higher than the $139.5 million reported in the first nine months of 2004. Lamson Home Products reported net sales of $78.7 million for the first nine months of 2005, an increase of 24.9 percent compared with $63.0 million in the first nine months of 2004. The PVC Pipe business segment reported net sales of $107.2 million for the first nine months of 2005, or 22.3 percent higher than the $87.6 million reported for the first nine months of 2004.

     Operating income for Carlon improved to $20.2 million for the first nine months of 2005, an increase of 57.4 percent over the $12.8 million reported for the first nine months of 2004. Lamson Home Products reported operating income of $12.4 million, which compares favorably with the $6.3 million reported for the first nine months of 2004. The PVC Pipe business segment reported an operating loss of $530,000, which is 30.7 percent less than the operating loss of $765,000 reported for the first nine months of 2004. All three of the business segments benefited from improved selling prices and higher unit sales in the first nine months of 2005 compared with the similar period in 2004.

Balance Sheet Highlights:

     Accounts Receivable grew more than 17 percent to $69.8 million at the end of the third quarter of 2005 compared with the similar period in the prior year. The increase is entirely due to the increase in net sales during the period. The aging of the accounts receivable remains quite good with less than 1.1 percent classified as beyond 60-day status. The days sales outstanding remained at 46.1 days, which is similar to the end of the second quarter of 2005, but substantially better than the 50.8 days reported at the end of the third quarter of 2004.


                                     3 of 9

     Despite persistent increases in raw material costs through the first nine months of 2005, the investment in inventory decreased slightly to $39.9 million from the $40.1 million reported at the end of the third quarter of 2004. With the growth in net sales, inventory turns have improved to a quarter-end record of 8.8 times, which compares favorably with the 7.7 times reported at the end of the third quarter of 2004.

     By collecting the accounts receivable faster and improving inventory turns, the Company generated sufficient cash to reduce our total debt by $18 million during the third quarter of 2005. The Company's lower debt level and improved net income will result in a reduced debt leverage ratio which will lower the interest rate spread by 50 basis points under the Company's secured credit agreement. This improvement will offset the higher interest costs resulting from the two recent interest rate increases implemented by the Federal Reserve Bank.

Outlook:

     The current outlook for the Company's key end markets remains positive for the fourth quarter of 2005. Sales order demand levels are very high. However, this high demand may represent some over-buying in anticipation of material shortages emanating from supply chain disruptions caused by the Gulf Coast hurricanes, which resulted in key raw material suppliers declaring force majeure. These events will take several weeks and possibly several months to run their course before returning to normal.

     As a result, the Company anticipates that sales order demand will be higher than normal seasonality might suggest for the fourth quarter. In addition, the Company expects significant increases in resin costs which it will attempt to recover through increased selling prices. The timing of these cost and selling price changes is not predictable and may result in margin volatility. However, the Company is increasing its net sales guidance for the fourth quarter of 2005 to a range of $110-$115 million, and for the full year 2005 to a range of $460-$465 million, an increase of 18.8-20.0 percent over the $387 million reported in 2004.

     The Company believes that the increased strength in net sales and higher utilization rates in its plants will result in net income for the fourth quarter of 2005 in the range of $4.6-$5.0 million, or 30-33 cents per diluted share. Previously, on October 10, 2005, the Company provided a fourth quarter net earnings estimate of $3.5-$3.8 million, or 23-25 cents per diluted share. The Company also has increased its net earnings estimate for the full year 2005 to a range of $17.4-$17.8 million, or $1.16-$1.19 per diluted share.


                                     4 of 9

     With respect to 2006 expectations, the Company believes that it will continue to experience growth in its key end markets and anticipates that net sales will meet its goal of 8-10 percent growth for the fourth consecutive year. However, because of the inordinate volatility in the availability and pricing of raw materials, due to the recovery issues created by the recent Gulf Coast hurricanes, the Company will defer any further guidance on net sales or net income at least until it releases its final 2005 results on February 16, 2006.

     Lamson & Sessions is a leading producer of thermoplastic enclosures, fittings, wiring outlet boxes and conduit for the electrical, telecommunications, consumer, power and wastewater markets. For additional information, please visit our Web site at: www.lamson-sessions.com.

     This press release contains forward-looking statements that involve risks and uncertainties within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those expected as a result of a variety of factors, such as: (i) the volatility of resin pricing,
(ii) the ability of the Company to pass through raw material cost increases to its customers, (iii) the continued availability of raw materials and consistent electrical power supplies; (iv) maintaining a stable level of housing starts, telecommunications infrastructure spending, consumer confidence and general construction trends, (v) the continued availability and reasonable terms of bank financing and (vi) any adverse change in the recovery trend of the country's general economic condition affecting the markets for the Company's products. Because forward-looking statements are based on a number of beliefs, estimates and assumptions by management that could ultimately prove to be inaccurate, there is no assurance that any forward-looking statement will prove to be accurate.

FOR FURTHER INFORMATION, PLEASE CONTACT:

James J. Abel
Executive Vice President and
Chief Financial Officer
Lamson & Sessions
(216) 766-6557


                                     5 of 9

                            THE LAMSON & SESSIONS CO.
                CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                 THIRD QUARTER ENDED                    NINE MONTHS ENDED
                                         -----------------------------------   -----------------------------------
                                           2005               2004               2005               2004
                                         --------           --------           --------           --------
NET SALES                                $128,052   100.0%  $104,919   100.0%  $350,854   100.0%  $290,062   100.0%
COST OF PRODUCTS SOLD                     105,144    82.1%    87,820    83.7%   287,954    82.1%   241,367    83.2%
                                         --------           --------           --------           --------
GROSS PROFIT                               22,908    17.9%    17,099    16.3%    62,900    17.9%    48,695    16.8%
SELLING AND MARKETING EXPENSES              7,825     6.1%     7,159     6.8%    22,428     6.4%    20,101     6.9%
GENERAL AND ADMINISTRATIVE EXPENSES         4,269     3.3%     3,817     3.6%    12,406     3.5%    11,380     3.9%
RESEARCH AND DEVELOPMENT                      467     0.4%       616     0.6%     1,405     0.4%     1,692     0.6%
                                         --------           --------           --------           --------
OPERATING EXPENSES                         12,561     9.8%    11,592    11.0%    36,239    10.3%    33,173    11.4%
LITIGATION SETTLEMENT                          --     0.0%     1,728     1.7%        --     0.0%     1,728     0.7%
OTHER EXPENSE (INCOME), NET                    --     0.0%       395     0.4%        --     0.0%      (231)   -0.1%
                                         --------           --------           --------           --------
OPERATING INCOME                           10,347     8.1%     3,384     3.2%    26,661     7.6%    14,025     4.8%
INTEREST                                    1,419     1.1%     1,992     1.9%     5,632     1.6%     5,897     2.0%
                                         --------           --------           --------           --------
INCOME FROM CONTINUING OPERATIONS
  BEFORE INCOME TAXES                       8,928     7.0%     1,392     1.3%    21,029     6.0%     8,128     2.8%
INCOME TAX PROVISION                        3,575     2.8%       559     0.5%     8,245     2.4%     3,251     1.1%
                                         --------           --------           --------           --------
INCOME FROM CONTINUING OPERATIONS           5,353     4.2%       833     0.8%    12,784     3.6%     4,877     1.7%
INCOME FROM DISCONTINUED OPERATIONS,
   NET OF INCOME TAX OF $256                   --     0.0%        --     0.0%        --     0.0%       401     0.1%
                                         --------           --------           --------           --------
NET INCOME                               $  5,353     4.2%  $    833     0.8%  $ 12,784     3.6%  $  5,278     1.8%
                                         ========           ========           ========           ========

BASIC EARNINGS PER SHARE:
EARNINGS FROM CONTINUING OPERATIONS      $   0.37           $   0.06           $   0.90           $   0.35
EARNINGS FROM DISCONTINUED OPERATIONS,
   NET OF TAX                                  --                 --                 --               0.03
                                         --------           --------           --------           --------
NET EARNINGS                             $   0.37           $   0.06           $   0.90           $   0.38
                                         ========           ========           ========           ========
AVERAGE SHARES OUTSTANDING                 14,364             13,809             14,170             13,793
                                         ========           ========           ========           ========
DILUTED EARNINGS PER SHARE:
EARNINGS FROM CONTINUING OPERATIONS      $   0.35           $   0.06           $   0.86           $   0.35
EARNINGS FROM DISCONTINUED OPERATIONS,
   NET OF TAX                                  --                 --                 --               0.03
                                         --------           --------           --------           --------
NET EARNINGS                             $   0.35           $   0.06           $   0.86           $   0.37
                                         ========           ========           ========           ========
DILUTED AVERAGE SHARES OUTSTANDING         15,211             14,182             14,835             14,080
                                         ========           ========           ========           ========

NOTE: CERTAIN AMOUNTS IN THE PRIOR PERIODS HAVE BEEN RECLASSIFIED TO CONFORM WITH CURRENT PERIOD PRESENTATIONS.


                                     6 of 9

                            THE LAMSON & SESSIONS CO.
                     CONSOLIDATED BALANCE SHEETS (UNAUDITED)
                                 (IN THOUSANDS)

                                            QUARTER ENDED       YEAR ENDED      QUARTER ENDED
                                           OCTOBER 1, 2005   JANUARY 1, 2005   OCTOBER 2, 2004
                                           ---------------   ---------------   ---------------
ACCOUNTS RECEIVABLE, NET                       $ 69,812          $ 48,391          $ 59,561
INVENTORIES, NET                                 39,918            36,860            40,130
OTHER CURRENT ASSETS                             14,523            15,494            14,787
PROPERTY, PLANT AND EQUIPMENT, NET               47,330            47,961            47,842
GOODWILL                                         21,480            21,480            21,519
PENSION ASSETS                                   31,053            30,513            30,388
OTHER ASSETS                                     14,685            17,803            18,805
                                               --------          --------          --------
TOTAL ASSETS                                   $238,801          $218,502          $233,032
                                               ========          ========          ========

ACCOUNTS PAYABLE                               $ 34,732          $ 24,213          $ 32,388
SECURED CREDIT AGREEMENT - CURRENT                5,000            75,000            83,100
OTHER CURRENT LIABILITIES                        33,825            31,899            32,533
LONG-TERM DEBT                                   72,390            11,876            11,756
OTHER LONG-TERM LIABILITIES                      29,226            30,138            28,749
SHAREHOLDERS' EQUITY                             63,628            45,376            44,506
                                               --------          --------          --------
TOTAL LIABILITIES & SHAREHOLDERS' EQUITY       $238,801          $218,502          $233,032
                                               ========          ========          ========


                                     7 of 9

                            THE LAMSON & SESSIONS CO.
                CONSOLIDATED STATEMENTS OF CASH FLOW (UNAUDITED)
                                 (IN THOUSANDS)

                                                               NINE MONTHS ENDED
                                                              -------------------
                                                                2005       2004
                                                              --------   --------
OPERATING ACTIVITIES
   NET INCOME                                                 $ 12,784   $  5,278
   ADJUSTMENTS TO RECONCILE NET INCOME TO CASH
      PROVIDED BY OPERATING ACTIVITIES:
      DEPRECIATION                                               6,732      6,901
      AMORTIZATION                                               1,182      1,199
      GAIN ON SALE OF FIXED ASSETS                                  --       (933)
      DEFERRED INCOME TAXES                                      5,016      2,942
      NET CHANGE IN WORKING CAPITAL ACCOUNTS:
         ACCOUNTS RECEIVABLE                                   (21,421)   (21,365)
         INVENTORIES                                            (3,058)    (9,987)
         PREPAID EXPENSES AND OTHER                                499       (316)
         ACCOUNTS PAYABLE                                       10,519     15,460
         ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES          2,556      2,269
      PENSION PLAN CONTRIBUTIONS                                (1,361)    (1,792)
      OTHER LONG-TERM ITEMS                                       (109)     1,893
                                                              --------   --------
CASH PROVIDED BY OPERATING ACTIVITIES                           13,339      1,549

INVESTING ACTIVITIES
   NET ADDITIONS TO PROPERTY, PLANT, AND EQUIPMENT              (6,101)    (4,012)
   PROCEEDS FROM SALE OF FIXED ASSETS                               --      1,595
   ACQUISITIONS AND RELATED ITEMS                                 (187)      (187)
                                                              --------   --------
CASH USED IN INVESTING ACTIVITIES                               (6,288)    (2,604)

FINANCING ACTIVITIES
   NET (PAYMENTS) BORROWINGS UNDER SECURED CREDIT AGREEMENT     (8,750)     1,700
   PAYMENTS ON OTHER LONG-TERM BORROWINGS                         (836)      (734)
   PURCHASE AND RETIREMENT OF TREASURY STOCK                        --       (205)
   EXERCISE OF STOCK OPTIONS                                     3,575        359
                                                              --------   --------
CASH (USED) PROVIDED BY FINANCING ACTIVITIES                    (6,011)     1,120
                                                              --------   --------
INCREASE IN CASH AND CASH EQUIVALENTS                            1,040         65
CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR                     683        468
                                                              --------   --------
CASH AND CASH EQUIVALENTS AT END OF PERIOD                    $  1,723   $    533
                                                              ========   ========


                                     8 of 9

                            THE LAMSON & SESSIONS CO.
                                BUSINESS SEGMENTS
                                 (IN THOUSANDS)

                                THIRD QUARTER ENDED    NINE MONTHS ENDED
                                -------------------   -------------------
                                  2005       2004       2005       2004
                                --------   --------   --------   --------
NET SALES
   CARLON                       $ 58,836   $ 51,857   $165,043   $139,487
   LAMSON HOME PRODUCTS           28,305     22,535     78,651     62,962
   PVC PIPE                       40,911     30,527    107,160     87,613
                                --------   --------   --------   --------
                                $128,052   $104,919   $350,854   $290,062
                                ========   ========   ========   ========

OPERATING INCOME (LOSS)
   CARLON                       $  8,712   $  4,565   $ 20,165   $ 12,812
   LAMSON HOME PRODUCTS            4,332      1,431     12,445      6,283
   PVC PIPE                         (892)      (597)      (530)      (765)
   CORPORATE OFFICE               (1,805)    (1,620)    (5,419)    (4,536)
   OTHER (EXPENSE) INCOME             --       (395)        --        231
                                --------   --------   --------   --------
                                $ 10,347   $  3,384   $ 26,661   $ 14,025
                                ========   ========   ========   ========

DEPRECIATION AND AMORTIZATION
   CARLON                       $  1,206   $  1,313   $  3,704   $  4,078
   LAMSON HOME PRODUCTS              474        458      1,390      1,393
   PVC PIPE                          943        891      2,820      2,629
                                --------   --------   --------   --------
                                $  2,623   $  2,662   $  7,914   $  8,100
                                ========   ========   ========   ========

              TOTAL ASSETS BY BUSINESS SEGMENT AT OCTOBER 1, 2005,
                       JANUARY 1, 2005 AND OCTOBER 2, 2004

                                          OCTOBER 1, 2005   JANUARY 1, 2005   OCTOBER 2, 2004
                                          ---------------   ---------------   ---------------
IDENTIFIABLE ASSETS
   CARLON                                     $ 87,290          $ 77,473          $ 87,075
   LAMSON HOME PRODUCTS                         38,966            34,190            33,484
   PVC PIPE                                     52,721            44,650            50,307
   CORPORATE OFFICE (INCLUDES CASH,
      DEFERRED TAX, AND PENSION ASSETS)         59,824            62,189            62,166
                                              --------          --------          --------
                                              $238,801          $218,502          $233,032
                                              ========          ========          ========


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